Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS SECOND-QUARTER 2019 NET INCOME OF $2.24 PER SHARE
AND CORE EARNINGS* OF $0.17 PER SHARE

•	$107 million after-tax realized gains on assets transferred as consideration in the recent annuity reinsurance transaction were the primary reason total revenue and net income increased over last year

•	11% increase in book value per share reflected higher unrealized gains on investments, while book value excluding unrealized gains rose 5% due to realized gains on transferred assets

•	31% improvement in core earnings* per share reflected strong Property and Casualty results

•	Property and Casualty combined ratio improved by 11 points, largely due to significant improvements in underlying loss ratios

•	Retirement sales strong; segment core earnings reflect annuity reinsurance transaction

•	Expects full-year 2019 core EPS of $2.05-$2.25; recent transactions expected to drive EPS growth of at least 10% in 2020

SPRINGFIELD, Ill., August 5, 2019 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter ended June 30, 2019:

Horace Mann Consolidated Financial Highlights
	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share amounts)	2019	2018	Change	2019	2018	Change

Total revenues	$451.5	$306.2	47.5%	$764.7	$601.7	27.1%
Net income	93.8	5.9	N.M.	126.0	26.1	N.M.
Net investment gains (losses) after tax	114.7	0.6	N.M.	120.5	(0.7)	N.M.
Goodwill impairment	(28.0)	—	N.M.	(28.0)	—	N.M.
Core earnings*	7.1	5.3	34.0%	33.5	26.8	25.0%
Per diluted share:
Net income	2.24	0.14	N.M.	3.01	0.63	N.M.
Net investment gains (losses) after tax	2.74	0.01	N.M.	2.88	(0.01)	N.M.
Goodwill impairment	(0.67)	—	N.M.	(0.67)	—	N.M.
Core earnings per diluted share*	0.17	0.13	30.8%	0.80	0.64	25.0%
Book value per share				36.41	32.93	10.6%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				31.48	29.87	5.4%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

“Horace Mann has entered the second half of 2019 well positioned for long-term success with the completion of several important transactions. At the same time, second-quarter underlying results showed

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

the benefits of additional progress on internal initiatives. Catastrophe losses were in line with our guidance,” said President and CEO Marita Zuraitis. “We are better equipped than ever before to meet the financial needs of the education market and advance our long-term growth strategy.
“Reinsuring our legacy annuity block in June released capital that we used to acquire National Teachers Associates. The reinsurance transaction also significantly reduced future interest-spread risk. Completing the NTA acquisition in July diversified our business mix and redeployed capital into higher-margin products.
“The end result is a larger, more diverse company that is poised for strong earnings growth and accelerated shareholder value creation,” Zuraitis noted, “Return on equity is expected to move closer to double digits as we leverage our improved business mix and focus on initiatives to enhance growth and profitability. For 2019, we've modestly increased our guidance for core EPS to $2.05 to $2.25, reflecting second quarter results. The contribution of NTA’s earnings in the second half of the year will be offset by the lower Retirement core earnings following the reinsurance transaction, which began in the second quarter.”
On July 1, 2019, Horace Mann completed the acquisition of NTA and will begin reporting NTA results as its Supplemental segment beginning in the third quarter of 2019. As a part of Horace Mann, NTA will continue to provide supplemental insurance products to the education market, building on nearly 50 years of experience in the sector. NTA specializes in developing, marketing and underwriting supplemental insurance products, including cancer and heart.
Property and Casualty Segment Sees 6.3 Point Improvement in Underlying Loss Ratio; Catastrophe Losses In Line With Guidance
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Property and Casualty written premiums*	$174.3	$173.0	0.8%	$336.0	$332.4	1.1%
Property and Casualty net income / core earnings*	5.1	(10.9)	146.8%	20.1	(1.2)	N.M.
Property and Casualty combined ratio	103.8%	114.7%	-10.9 pts	99.7%	106.8%	-7.1 pts
Property and Casualty underlying loss ratio*	65.6%	71.9%	-6.3 pts	64.4%	69.5%	-5.1 pts
Property and Casualty expense ratio	26.5%	26.8%	-0.3 pts	26.9%	26.4%	0.5 pts
Property and Casualty catastrophe costs	12.9%	16.0%	-3.1 pts	9.6%	11.0%	-1.4 pts
Property and Casualty underlying combined ratio*	92.1%	98.7%	-6.6 pts	91.3%	95.9%	-4.6 pts
Auto combined ratio	100.4%	108.9%	-8.5 pts	99.2%	105.4%	-6.2 pts
Auto underlying loss ratio*	72.8%	78.7%	-5.9 pts	71.9%	77.1%	-5.2 pts
Property combined ratio	111.4%	127.1%	-15.7 pts	101.0%	110.2%	-9.2 pts
Property underlying loss ratio*	49.8%	57.1%	-7.3 pts	48.2%	53.3%	-5.1 pts
N.M. - Not meaningful.
For the second quarter of 2019, the Property and Casualty combined ratio was 103.8% on improved underwriting results and modest favorable reserve development, with net income and core earnings of $5.1 million. Rate actions were the primary factor in the slight increase in written premiums, as well as in the 5.9 point improvement in the auto underlying loss ratio and the 7.3 point improvement in the property underlying loss ratio. For the first six months of 2019, the combined ratio was 99.7%, a strong result considering the seasonality of catastrophe losses.
Second-quarter catastrophe losses were $22.1 million. Guidance for full-year 2019 catastrophe losses remains $45 to $55 million, as second-quarter events were expected to drive 50% of the total for the year.

Losses in this year's second quarter were from 17 wind, thunderstorm and hail events, the most significant of which was a severe storm in late May that affected customers from Colorado to the East Coast.
Auto and property policy retention rates for the current quarter were 81.3% and 87.7%, respectively, which are slightly below full year 2018 retention rates.

Retirement Segment Benefits from Net Investment Spread of 233 Basis Points

Effective April 1, 2019, Horace Mann reinsured a block of approximately $2.9 billion of policy liabilities related to legacy individual annuities written in 2002 or earlier. The block includes $2.2 billion of fixed annuities that represented approximately 50% of Horace Mann’s fixed annuity assets under management at March 31, 2019, and $700 million of variable annuities. Investments supporting the reinsured fixed annuity block were transferred to a dedicated trust controlled by the reinsurer.

The annuity reinsurance transaction is accounted for under the deposit method. Under the deposit method of accounting, the consideration paid by Horace Mann is reported as a deposit asset on reinsurance that is adjusted consistent with the reinsurance agreement terms, along with recognizing accreted investment income. Accreted investment income is calculated based on the ultimate anticipated cash flows from the annuity reinsurance transaction.

As a result of the reinsurance transaction, in the second quarter management impaired $28.0 million of goodwill that had been associated with the Retirement segment.

(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Annuity sales deposits*	$109.0	$100.2	8.8%	$216.3	$199.0	8.7%
Annuity assets under management (1)				4,170.3	6,851.8	-39.1%
Total assets under administration (2)				7,801.4	7,152.2	9.1%
Retirement net income (loss)	(25.0)	14.1	N.M.	(12.8)	25.5	N.M.
Retirement core earnings*	3.0	14.1	-78.7%	15.2	25.5	-40.4%
Retirement core earnings excluding DAC unlocking*	7.4	14.2	-47.9%	18.0	25.8	-30.2%
N.M. - Not meaningful.
(1) Amount reported as of June 30, 2019 excludes $691.6 of assets under management held under modified coinsurance reinsurance.
(2) Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA

As of June 30, 2019, Horace Mann had $4.2 billion in assets under management, which included $2.2 billion in fixed annuities, $1.6 billion of variable annuities and $0.4 billion of fixed indexed annuities. The average crediting rate on traditional fixed annuities was 2.5% in the second quarter, down from 3.6% in the first quarter due to the reinsurance transaction. Assets under administration were up from a year ago due to the inclusion of Benefit Consultants Group's (BCG) advisory and recordkeeping assets effective January 2, 2019.

Annuity sales deposits* increased 8.8% in the second quarter on higher demand from educators for the retirement savings solutions we offer. Total cash value persistency remained strong at 94.3% for variable annuities and 93.9% for fixed annuities.

The reinsurance transaction was the primary driver of second quarter results. Unfavorable DAC unlocking was largely due to the accelerated amortization of the DAC asset associated with the reinsured block. The annualized net interest spread for the second quarter was 233 basis points, up from 142 points in the first quarter, benefiting from the lower average deferred crediting rate on the retained block of fixed annuities.

Life Segment Sales and Earnings Consistent with Prior Year
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Life sales*	$5.0	$5.5	-9.1%	$9.3	$9.8	-5.1%
Life mortality costs	7.5	7.7	-2.6%	18.0	17.2	4.7%
Life net income / core earnings*	5.2	5.9	-11.9%	8.5	9.7	-12.4%

Demand remains healthy in the education market for life products. Recurring premium product sales were flat with the strong prior year quarter. The decline in total Life sales* was due to a lower level of single premium product sales.

Life core earnings* were down $0.7 million for the quarter due to lower net investment income. Life persistency of 95.5% was slightly better than the prior year period.

Investment Results Impacted by Reinsurance Transaction

Total net investment income includes net investment income on the investment portfolio managed by Horace Mann as well as accreted investment income on the deposit asset on reinsurance.

(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Pretax net investment income - Investment portfolio	$70.3	$97.1	-27.6%	$163.1	$189.0	-13.7%
Pretax investment income - Deposit asset on reinsurance	23.2	—	N.M.	23.2	—	N.M.
Total pretax net investment income	93.5	97.1	-3.7%	186.3	189.0	-1.4%
Pretax net investment gains (losses)	146.3	0.7	N.M.	153.7	(1.0)	N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities				292.5	183.5	59.4%
Annualized pretax investment portfolio yield	5.14%	5.26%	-0.12 pts	5.08%	5.14%	-0.06 pts
N.M. - Not meaningful.

Total net investment income declined 3.7%. Pretax investment portfolio yield declined 12 basis points from the prior year due to lower new money rates and prepayments that were somewhat offset by continued strong returns on alternative investments.

Due to the reinsurance transaction, Horace Mann recognized a pretax realized investment gain of $135.3 million, or $106.9 million after tax, related to the transferred assets. Other pretax net investment gains of $11.0 million were primarily due to gains on securities sold to partially fund the purchase of NTA. Net unrealized investment gains on fixed maturity securities increased significantly from last year due to a decline in interest rates, which has resulted in higher fair values of fixed maturity securities.

Capital Position Supports Business Investments

At June 30, 2019, shareholders' equity was $1.5 billion, or $36.41 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders' equity was $1.2 billion, or $31.48 per share. The improvement in book value excluding unrealized investment gains on fixed maturity securities primarily reflected the realized gain on assets transferred in the annuity reinsurance transaction.

Second-quarter expenses of $2.4 million, after tax, related to the reinsurance and NTA transactions were included in the Corporate and Other segment. On June 24, 2019, Horace Mann replaced its current line of credit with a new five-year Credit Agreement that increased the amount available on this senior revolving credit facility to $225 million from $150 million. On July 1, the Company utilized the credit line to partially fund the acquisition of NTA. As of August 1, 2019, $135 million was outstanding on the line of credit with the debt-to-capital ratio at 24.6%.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors on August 6, 2019 at 9:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended March 31, 2019 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
EARNINGS SUMMARY
Net income	$93.8	$5.9	N.M.	$126.0	$26.1	N.M.
Net investment gains (losses), after tax	114.7	0.6	N.M.	120.5	(0.7)	N.M.
Goodwill impairment	(28.0)	—	N.M.	(28.0)	—	N.M.
Core earnings*	7.1	5.3	34.0%	33.5	26.8	25.0%

Per diluted share:
Net income	$2.24	$0.14	N.M.	$3.01	$0.63	N.M.
Net investment gains (losses), after tax	$2.74	$0.01	N.M.	$2.88	$(0.01)	N.M.
Goodwill impairment	$(0.67)	$—	N.M.	$(0.67)	$—	N.M.
Core earnings*	$0.17	$0.13	30.8%	$0.80	$0.64	25.0%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.9	41.7	0.5%	41.9	41.7	0.5%

RETURN ON EQUITY
Net income return on equity - LTM (1)	8.6%	12.7%		8.6%	12.7%
Net income return on equity - annualized	25.7%	1.7%		18.1%	3.7%
Core return on equity - LTM* (2)	2.9%	7.0%		2.9%	7.0%
Core return on equity - annualized*	2.3%	1.7%		5.4%	4.4%

FINANCIAL POSITION
Per share (3):
Book value				$36.41	$32.93	10.6%
Effect of net unrealized investment gains on fixed maturity securities (4)				$4.93	$3.06	61.1%
Dividends paid	$0.2875	$0.2850	0.9%	$0.5750	$0.5700	0.9%
Ending number of shares outstanding (in millions) (3)				41.2	41.0	0.5%
Total assets				$11,779.4	$11,156.2	5.6%
Long-term debt, current and noncurrent				297.9	297.6	0.1%
Total shareholders' equity				1,499.7	1,350.4	11.1%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$146.3	$0.7	N.M.	$153.7	$(1.0)	N.M.
After tax	114.7	0.6	N.M.	120.5	(0.7)	N.M.
Per share, diluted	$2.74	$0.01	N.M.	$2.88	$(0.01)	N.M.

N.M.-	Not meaningful.

(1)	Based on last twelve months net income and average quarter-end shareholders' equity.

(2)
Based on last twelve months core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(3)	Ending shares outstanding were 41,185,721 at June 30, 2019 and 41,009,999 at June 30, 2018.

(4)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$208.1	$205.6	1.2%	$417.9	$408.6	2.3%
Net investment income	93.5	97.1	-3.7%	186.3	189.0	-1.4%
Net investment gains (losses)	146.3	0.7	N.M.	153.7	(1.0)	N.M.
Other income	3.6	2.8	28.6%	6.8	5.1	33.3%
Total revenues	451.5	306.2	47.5%	764.7	601.7	27.1%

Benefits, claims and settlement expenses	152.7	168.3	-9.3%	292.1	311.9	-6.3%
Interest credited	53.6	51.1	4.9%	106.5	101.1	5.3%
Policy acquisition expenses amortized	31.6	26.5	19.2%	56.6	53.2	6.4%
Operating expenses	55.3	50.2	10.2%	109.3	98.4	11.1%
Interest expense	3.3	3.3	—%	6.6	6.5	1.5%
Other expense - Goodwill impairment	28.0	—	N.M.	28.0	—	N.M.
Total benefits, losses and expenses	324.5	299.4	8.4%	599.1	571.1	4.9%

Income before income taxes	127.0	6.8	N.M.	165.6	30.6	N.M.
Income tax expense	33.2	0.9	N.M.	39.6	4.5	N.M.
Net income	$93.8	$5.9	N.M.	$126.0	$26.1	N.M.

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property and Casualty	$174.3	$173.0	0.8%	$336.0	$332.4	1.1%
Annuity deposits	109.0	100.2	8.8%	216.3	199.0	8.7%
Life	28.4	28.5	-0.4%	54.8	54.3	0.9%
Total	$311.7	$301.7	3.3%	$607.1	$585.7	3.7%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$5.1	$(10.9)	146.8%	$20.1	$(1.2)	N.M.
Retirement	(25.0)	14.1	N.M.	(12.8)	25.5	N.M.
Life	5.2	5.9	-11.9%	8.5	9.7	-12.4%
Corporate and Other (1)	108.5	(3.2)	N.M.	110.2	(7.9)	N.M.
Net income	$93.8	$5.9	N.M.	$126.0	$26.1	N.M.

N.M.-	Not meaningful.

(1)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change		2019	2018	Change
PROPERTY and CASUALTY
Premiums written	$174.3	$173.0	0.8%		$336.0	$332.4	1.1%
Premiums earned	171.3	167.3	2.4%		342.1	332.8	2.8%
Net investment income	12.7	10.3	23.3%		22.9	19.8	15.7%
Other income	0.8	0.8	—%		1.2	1.0	20.0%
Losses and loss adjustment expenses (LAE)	132.4	147.0	-9.9%		249.2	267.7	-6.9%
Operating expenses (includes policy acquisition expenses amortized)	45.4	44.8	1.3%		91.9	87.9	4.6%
Interest expense	0.4	0.3	33.3%		0.7	0.5	40.0%
Income (loss) before tax	6.6	(13.7)	148.2%		24.4	(2.5)	N.M.
Net income (loss) / core earnings	5.1	(10.9)	146.8%		20.1	(1.2)	N.M.
Net investment income, after tax	10.7	9.3	15.1%		19.4	17.1	13.5%

Catastrophe costs (1)
After tax	17.5	21.2	-17.5%		26.0	28.9	-10.0%
Before tax	22.1	26.8	-17.5%		32.9	36.6	-10.1%
Prior years' reserves favorable (adverse) development, before tax
Automobile	1.0	—	N.M.		2.0	—	N.M.
Property and other	1.0	—	N.M.		2.0	0.3	N.M.
Total	2.0	—	N.M.		4.0	0.3	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	77.3%	87.9%	-10.6	pts	72.8%	80.4%	-7.6	pts
Expense ratio	26.5%	26.8%	-0.3	pts	26.9%	26.4%	0.5	pts
Combined ratio	103.8%	114.7%	-10.9	pts	99.7%	106.8%	-7.1	pts
Effect on the combined ratio of:
Catastrophe costs (1)	12.9%	16.0%	-3.1	pts	9.6%	11.0%	-1.4	pts
Prior years' (favorable) adverse reserve development	-1.2%	—%	-1.2	pts	-1.2%	-0.1%	-1.1	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	92.1%	98.7%	-6.6	pts	91.3%	95.9%	-4.6	pts

Policies in force (in thousands)					646	674	-4.2%
Automobile (2)					448	471	-4.9%
Property					198	203	-2.5%

Policy renewal rate - 12 months
Automobile					81.3%	82.6%	-1.3	pts
Property					87.7%	88.0%	-0.3	pts

N.M.-	Not meaningful.

(1)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

(2)	June 30, 2019 includes assumed policies in force of 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
RETIREMENT
Contract deposits	$109.0	$100.2	8.8%	$216.3	$199.0	8.7%
Variable	54.1	50.7	6.7%	102.9	97.5	5.5%
Fixed	54.9	49.5	10.9%	113.4	101.5	11.7%
Contract charges earned	6.9	7.9	-12.7%	15.5	15.9	-2.5%
Net investment income	39.5	67.8	-41.7%	104.2	132.0	-21.1%
Interest credited	18.0	39.9	-54.9%	59.7	78.6	-24.0%
Net interest margin	21.5	27.9	-22.9%	44.5	53.4	-16.7%
Investment income - Deposit asset on reinsurance	23.2	—	N.M.	23.2	—	N.M.
Interest credited - Reinsured block	24.3	—	N.M.	24.3	—	N.M.
Net interest margin - Reinsured block	(1.1)	—	N.M.	(1.1)	—	N.M.
Other income	2.4	1.7	41.2%	4.8	3.5	37.1%
Mortality loss and other reserve changes	(1.2)	(1.4)	14.3%	(1.8)	(3.3)	45.5%
Operating expenses (includes policy acquisition expenses amortized)	25.3	18.9	33.9%	44.1	38.3	15.1%
Other expense - Goodwill impairment	28.0	—	N.M.	28.0	—	N.M.
Income (loss) before tax	(24.8)	17.2	N.M.	(10.2)	31.2	-132.7%
Net income (loss)	(25.0)	14.1	N.M.	(12.8)	25.5	N.M.
Core earnings	3.0	14.1	-78.7%	15.2	25.5	-40.4%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(5.6)	$(0.2)	N.M.	$(3.6)	$(0.4)	N.M.
Guaranteed minimum death benefit reserve	—	—	—%	0.1	—	N.M.
Retirement contracts in force (in thousands)				227	224	1.3%
Annuity accumulated account value on deposit / Assets under management				$4,170.3	$6,851.8	-39.1%
Variable (1)				1,619.3	2,195.9	-26.3%
Fixed				2,551.0	4,655.9	-45.2%
Annuity accumulated value retention - 12 months
Variable accumulations				94.3%	94.6%	-0.3	pts
Fixed accumulations				93.9%	94.4%	-0.5	pts

LIFE
Premiums and contract deposits	$28.4	$28.5	-0.4%	$54.8	$54.3	0.9%
Premiums and contract charges earned	29.9	30.4	-1.6%	60.3	59.9	0.7%
Net investment income	18.3	19.2	-4.7%	36.4	37.5	-2.9%
Other income	0.1	—	N.M.	0.2	0.1	100.0%
Death benefits/mortality cost/change in reserves	19.1	19.9	-4.0%	41.1	40.9	0.5%
Interest credited	11.3	11.2	0.9%	22.5	22.5	—%
Operating expenses (includes policy acquisition expenses amortized)	11.2	11.2	—%	22.6	22.1	2.3%
Income before tax	6.7	7.3	-8.2%	10.7	12.0	-10.8%
Net income / core earnings	5.2	5.9	-11.9%	8.5	9.7	-12.4%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.1	$—	N.M.	$0.1	$(0.1)	N.M.
Life policies in force (in thousands)				199	198	0.5%
Life insurance in force				$18,598	$17,862	4.1%
Lapse ratio - 12 months (Ordinary life insurance)				4.5%	4.9%	-0.4	pts

N.M.-	Not meaningful.

(1)	Amount reported as of June 30, 2019 excludes $691.6 of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$146.3	$0.7	N.M.	$153.7	$(1.0)	N.M.
Interest expense	(2.9)	(3.0)	3.3%	(5.9)	(6.0)	1.7%
Other operating expenses, net investment income and other income	(4.9)	(1.7)	N.M.	(7.1)	(3.1)	-129.0%
Income (loss) before tax	138.5	(4.0)	N.M.	140.7	(10.1)	N.M.
Net income (loss)	108.5	(3.2)	N.M.	110.2	(7.9)	N.M.

INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2019, $4,388.8; 2018, $6,460.3)				$4,637.0	$6,630.1	-30.1%
Equity securities, at fair value				71.2	76.9	-7.4%
Short-term investments				197.6	141.7	39.4%
Policy loans				153.5	152.8	0.5%
Other investments				304.3	225.3	35.1%
Total Retirement and Life investments				5,363.6	7,226.8	-25.8%

Property and Casualty
Fixed maturity securities, at fair value (amortized cost 2019, $853.0; 2018, $831.8)				897.3	845.4	6.1%
Equity securities, at fair value				28.9	53.8	-46.3%
Short-term investments				32.7	25.2	29.8%
Other investments				79.5	71.9	10.6%
Total Property and Casualty investments				1,038.4	996.3	4.2%

Corporate investments				17.6	9.7	81.4%

Total investments				6,419.6	8,232.8	-22.0%

Net investment income - Investment portfolio
Before tax	$70.3	$97.1	-27.6%	$163.1	$189.0	-13.7%
After tax	56.2	77.9	-27.9%	130.2	150.7	-13.6%
Investment income - Deposit asset on reinsurance
Before tax	23.2	—	N.M.	23.2	—	N.M.
After tax	18.3	—	N.M.	18.3	—	N.M.

N.M.-	Not meaningful.

(1)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.